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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                     the Securities and Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                February 14, 2001


                             QUENTRA NETWORKS, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                     1-5486                   36-2448698
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


          1640 S. Sepulveda Boulevard, Suite 222, Los Angeles, CA 90025
          -------------------------------------------------------------
                     Address of principal executive offices


                                 (800) 935-8506
                         ------------------------------
                         Registrant's Telephone Number,
                               Including area code

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ITEM 5.  OTHER EVENTS

     The Company's quarterly report on Form 10-Q for the quarter year ended December 31, 2000 could not be filed on time because (a) the Company's independent auditors have resigned and the Company has been unable to retain a suitable replacement, (b) the Company does not have the financial or human resources necessary to complete the financial statements to be included in the Form 10-Q, and (c) on December 14, 2000 the Company filed a voluntary petition for relief under chapter 11, title 11, of the United States Code in the United States Bankruptcy Court, Central District of California, Los Angeles Division ("Bankruptcy Court"). The current operating budget, as presented to the Bankruptcy Court, does not provide the Company with sufficient funds to retain the independent auditors to complete the Form 10-Q for the Company's quarter ended December 31, 2000. The Company does not currently anticipate that it will be able to prepare and file a Form 10-Q for the quarter year ended December 31, 2000 within the next ninety days.

     The Company filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, on December 14, 2000 and the Company expects that on preparation and completion of its financial statements for its quarter ended December 31, 2000, such financial statements will reflect a significant change in the results of operations from the corresponding period. However, as of the date of this filing, the Company has not engaged independent auditors and has not prepared its financial statements for such period and therefore it is impossible for the Company to provide any meaningful estimate of such change in its results of operations from the corresponding prior period.



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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 14th day of February 2001.


                                     QUENTRA NETWORKS, INC.


                                     By:  /s/ Timothy G. Atkinson
                                          --------------------------------------
                                          Timothy G. Atkinson
                                          Vice President of Business Development
                                          and General Counsel






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